UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
ADIENT PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V60986-P22330 ADIENT PLC 3 DUBLIN LANDINGS NORTH WALL QUAY DUBLIN 1, IRELAND ADIENT PLC 2025 Annual General Meeting Vote by March 9, 2025 11:59 PM ET. For shares held in a plan, vote by March 6, 2025 11:59 PM ET. You invested in ADIENT PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on March 11, 2025. Get informed before you vote View the Notice, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to February 25, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* March 11, 2025 12:30 PM Local Time Radisson Blu Hotel Dublin Airport Dublin, Ireland

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V60987-P22330 Voting Items Board Recommends 1. Election of Directors Nominees: 1a. Julie L. Bushman For 1b. Peter H. Carlin For 1c. Jerome J. Dorlack For 1d. Jodi E. Eddy For 1e. Richard Goodman For 1f. José M. Gutiérrez For 1g. Frederick A. Henderson For 1h. Barb J. Samardzich For 2. To ratify, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2025, and to authorize, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration. For 3. To approve, on an advisory basis, our named executive officer compensation. For 4. To approve the adoption of Adient’s 2021 Omnibus Incentive Plan as amended and restated. For 5. To renew the Board of Directors’ authority to issue shares under Irish Law. For 6. To renew the Board of Directors’ authority to opt-out of statutory preemption rights under Irish law. For NOTE: In their discretion, the proxies are authorized to vote on such matters as may properly come before the meeting or any adjournment thereof. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.